SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
April 10, 2003

KMART CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of	1-327 (Commission File Number)	38-0729500 (I.R.S. Employer
Incorporation)		Identification No.)

3100 West Big Beaver Road, Troy, Michigan		48084

(Address of Principal Executive Offices)		(Zip Code)

(248) 463-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
EXHIBIT INDEX
Modifications to Joint Plan of Reorganization
Modifications to Joint Plan of Reorganization

Item 5.

     On April 10, 2003, Kmart Corporation (“Kmart”) filed with the United States Bankruptcy Court for the Northern District of Illinois (the “Court”) modifications of the First Amended Joint Plan of Reorganization of Kmart Corporation and Its Affiliated Debtors and Debtors-in-Possession (the “Plan”). A copy of the modifications filed with the Court is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

     On April 13, 2003, Kmart filed with the Court, additional modifications to the Plan. Such modifications are attached hereto as Exhibit 2.2 and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit No.	Document Description

2.1	Modifications to the First Amended Joint Plan of Reorganization of Kmart Corporation and Its Affiliated Debtors and Debtors-in-Possession filed with the United States Bankruptcy Court for the Northern District of Illinois on April 10, 2003.

2.2	Modifications to the First Amended Joint Plan of Reorganization of Kmart Corporation and Its Affiliated Debtors and Debtors-in-Possession filed with the United States Bankruptcy Court for the Northern District of Illinois on April 13, 2003.

Item 9. Regulation FD Disclosure.

     In presentation materials recently filed with the Court as part of the Plan confirmation process, Kmart presented previously undisclosed unaudited information comparing its financial results for the two-month period ending March 26, 2003 to financial projections included in the disclosure statement previously filed with and approved by the Court. This information indicated the following: March year-to-date sales were $4,068 million versus plan of $4,010 million; March year-to-date gross margin was $873 million, as compared to plan of $709 million; March year-to-date EBITDA of $51 million exceeded plan which was ($133) million; March year-to-date free cash flow was $443 million versus plan of $205 million.

     Certain of the above information reflects non-GAAP financial measures, as internally defined by Kmart’s management in assessing the Company’s financial performance. Set forth below is a reconciliation of such information to the most directly comparable GAAP measures.

EBITDA	$51
Changes in assets and liabilities	465
Cash paid for liquidator fees and expenses for closing store locations	(62)
Interest and other	(18)

Cash Flow from Operations	$436

Internal Gross Margin	$873
Accelerated depreciation on distribution facilities	(24)

Gross Margin, as reported	$849

Free Cash Flow	$443
Cash Provided by Reorganization items, net	(10)
Cash Used for Investing Activities	3

Cash Flow from Operations	$436

     The foregoing results are preliminary in nature. The Company expects to file its March results in its Monthly Operating Report with the Bankruptcy Court later this month. Such information will also be furnished simultaneously on a Form 8-K to be filed with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2003
KMART CORPORATION

By: /s/ A.A. Koch
Name: A.A. Koch
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

2.1	Modifications to the First Amended Joint Plan of Reorganization of Kmart Corporation and Its Affiliated Debtors and Debtors-in-Possession filed with the United States Bankruptcy Court for the Northern District of Illinois on April 10, 2003.

2.2	Modifications to the First Amended Joint Plan of Reorganization of Kmart Corporation and Its Affiliated Debtors and Debtors-in-Possession filed with the United States Bankruptcy Court for the Northern District of Illinois on April 13, 2003.